Exhibit 99.1

PRESS RELEASE	eLoyalty Corporation
150 Field Drive, Suite 250
Contact:	Lake Forest, Illinois 60045
eLoyalty Corporation	www.eloyalty.com t 847.582.7000 f 847.582.7001
Bill Noon, Vice President, Chief Financial Officer
(847) 582-7019
ir@eloyalty.com

eLoyalty Announces Fourth Quarter 2010 Results

LAKE FOREST, IL, February 16, 2011 – eLoyalty Corporation (Nasdaq: ELOY), a leading Integrated Contact Solutions and Behavioral Analytics™ services company, today announced financial results for the fourth quarter ended January 1, 2011.

For the fourth quarter of 2010, total revenue was $22.8 million and the net loss was $2.3 million. The net loss available to common shareholders was $0.19 per share. eLoyalty realized “Adjusted Earnings1” income of $0.4 million for the fourth quarter of 2010. Adjusted Earnings is a non-GAAP measure. For a reconciliation of Adjusted Earnings to operating loss, see the accompanying schedule.

eLoyalty’s normal quarterly accounting cycle is thirteen weeks. As this cycle does not align with a calendar year, every six years a fourteenth week is included in our fourth quarter. The impact of the fourteenth week in the fourth quarter of 2010 is shown below:

•	Favorably impacted Managed Services revenues by $0.7 million

•	Favorably impacted Consulting Services revenues by $0.1 million

•	Adversely impacted “Adjusted Earnings¹” by $0.3 million

The following is a summary of revenue by major component:

	Three Months Ended			Twelve Months Ended
(000's)	1/1/2011	12/26/2009	% Change	1/1/2011	12/26/2009	% Change
Revenue:
Managed Services	$14,664	$14,426	2%	$54,096	$49,864	8%
Consulting Services	4,732	5,672	–17%	17,712	29,998	–41%

Services Revenue	19,396	20,098	–3%	71,808	79,862	–10%
Product	2,375	2,933	–19%	12,581	17,780	–29%

Net Revenue	21,771	23,031	–5%	84,389	97,642	–14%
Reimbursed expenses	1,048	975		3,715	3,971

Total Revenue	$22,819	$24,006	–5%	$88,104	$101,613	–13%

Q4 Company Highlights

•	Signed $37.9 million of Managed Services contracts in the fourth quarter

•	Increased Managed Services Backlog[2] to a record $130.3 million

•	Grew Services revenues 3% on an adjusted sequential basis

•	Grew Managed Services revenues 3% on an adjusted sequential basis

•	Achieved $0.4 million of Adjusted Earnings[1]

•	Generated $5.5 million of cash

Q4 Behavioral AnalyticsTM Service Business Unit Highlights

•	Increased Managed Services Backlog[2] to a record $84.5 million

•	Signed $32.7 million of Managed Services contracts

•	Signed initial deployment with a leading energy retailer

•	Signed two contracts for new applications with existing customers

•	Signed two large renewals

Q4 Integrated Contact Solutions Business Unit Highlights

•	Achieved significant Business Unit profitability

•	Signed $5.2 million of Managed Services contracts

•	Grew Services revenues 3% on an adjusted sequential basis

•	Grew Managed Services revenues 6% on an adjusted sequential basis

First Quarter 2011 Guidance

eLoyalty currently expects its First Quarter 2011 Services revenues will be approximately $17.5 million.

eLoyalty provides guidance for Services revenue only. Product revenue from the sale of third-party software and hardware can fluctuate substantially between periods and is not a primary focus of the Company’s business.

Conference Call Information

eLoyalty management will host a conference call at 5:00 p.m. ET on Wednesday, February 16, 2011. A webcast of the conference call and slide presentation will be available live via the Internet at the Investor Relations section of eLoyalty’s web site at http://www.eloyalty.com/investor/ where this press release, as well as other financial information that will be discussed on that call, is also available. For those who cannot access the live broadcast, or the continued availability on eLoyalty’s website, a replay of the conference call will also be available beginning approximately two hours after the live call is completed until March 9, 2011, by dialing (800) 642-1687 or, for international callers, (706) 645-9291 and entering conference ID number 38136094.

About eLoyalty

eLoyalty enables its customers to achieve breakthrough results with revolutionary analytics and implementation of advanced VoIP applications. eLoyalty’s principal offerings include the Behavioral Analytics™ Service and Integrated Contact Solutions (ICS).

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding anticipated financial results and other matters that are not strictly historical in nature. These forward-looking statements are based on current management expectations, forecasts and assumptions, and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by the forward-looking statements. The risks, uncertainties and other factors that might cause such a difference include those described under “Forward-Looking Statements” and “Risk Factors” in eLoyalty’s Form 10-K, Form 10-Q and other filings with the U.S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance on forward-looking statements. They reflect opinions, assumptions and estimates only as of the date they are made, and eLoyalty Corporation undertakes no obligation to publicly update or revise any of these forward-looking statements, whether as a result of new information, future events or circumstances or otherwise.

1	eLoyalty presents Adjusted Earnings, a non-GAAP measure that represents cash earnings performance, excluding the impact of non-cash expenses and expense reduction activities, because management believes that Adjusted Earnings provide investors with a better understanding of the results of eLoyalty’s operations. Management believes that Adjusted Earnings reflect eLoyalty’s resources available to invest in its business and strengthen its balance sheet. In addition, expense reduction activities can vary significantly between periods on the basis of factors that management does not believe reflect current-period operating performance. Although similar adjustments for expense reduction activities may be recorded in future periods, the size and frequency of these adjustments cannot be predicted. The Adjusted Earnings measure should be considered in addition to, not as a substitute for or superior to, operating income, cash flows or other measures of financial performance prepared in accordance with GAAP.

2	eLoyalty uses the term “backlog” to reflect the estimated future amount of Managed services revenue related to its Managed services contracts. The value of these contracts is based on anticipated usage volumes over the anticipated term of the agreement. The anticipated term of the agreement is based on the contractually agreed fixed term of the contract, plus agreed upon, but optional, extension periods. Anticipated volumes may be greater or less than anticipated. In addition, these contracts typically are cancellable without cause based on the customer making a substantial early termination payment or forfeiture of prepaid contract amounts. The reported backlog is expected to be recognized as follows: $50.6m in 2011; $39.2m in 2012; $23.9m in 2013; $16.6m in 2014 and thereafter.

eLoyalty Corporation

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited and in thousands, except per share data)

	For the Three Months Ended		For the Twelve Months Ended
	Jan. 1, 2011	Dec. 26, 2009	Jan. 1, 2011	Dec. 26, 2009
Revenue:
Services	$19,396	$20,098	$71,808	$79,862
Product	2,375	2,933	12,581	17,780

Revenue before reimbursed expenses (net revenue)	21,771	23,031	84,389	97,642
Reimbursed expenses	1,048	975	3,715	3,971

Total revenue	22,819	24,006	88,104	101,613
Operating expenses:
Cost of services	11,067	12,828	43,333	52,442
Cost of product	1,844	2,344	10,360	14,814

Cost of revenue before reimbursed expenses	12,911	15,172	53,693	67,256
Reimbursed expenses	1,048	975	3,715	3,971

Total cost of revenue, exclusive of depreciation and amortization shown below:	13,959	16,147	57,408	71,227
Selling, general and administrative	9,730	9,141	38,793	35,163
Severance and related costs	244	313	1,180	1,341
Depreciation	1,069	1,055	4,074	4,242
Amortization of intangibles	15	37	144	223

Total operating expenses	25,017	26,693	101,599	112,196

Operating loss	(2,198)	(2,687)	(13,495)	(10,583)
Interest and other (expense) income, net	(55)	(40)	(120)	53

Loss from continuing operations before income taxes	(2,253)	(2,727)	(13,615)	(10,530)
Income tax provision	(35)	(28)	(93)	(44)

Loss from continuing operations	(2,288)	(2,755)	(13,708)	(10,574)
Loss on discontinued operations	—	(46)	(136)	(46)

Net loss	(2,288)	(2,801)	(13,844)	(10,620)
Dividends related to Series B Stock	(317)	(323)	(1,273)	(1,292)

Net loss available to common stockholders	$(2,605)	$(3,124)	$(15,117)	$(11,912)

Per common share:
Basic loss from continuing operations	$(0.16)	$(0.21)	$(1.00)	$(0.80)

Basic loss from discontinued operations	$—	$—	$(0.01)	$—

Basic net loss available to common stockholders	$(0.19)	$(0.23)	$(1.10)	$(0.90)

Per common share:
Diluted loss from continuing operations	$(0.16)	$(0.21)	$(1.00)	$(0.80)

Diluted loss from discontinued operations	$—	$—	$(0.01)	$—

Diluted net loss available to common stockholders	$(0.19)	$(0.23)	$(1.10)	$(0.90)

Shares used to calculate basic net loss per share	13,874	13,365	13,701	13,255

Shares used to calculate diluted net loss per share	13,874	13,365	13,701	13,255

Stock-based compensation, primarily restricted stock, is included in individual line items above:
Cost of services	$11	$85	$106	$504
Selling, general and administrative	1,283	1,531	5,622	5,793
Severance and related costs	—	—	76	248

eLoyalty Corporation

CONSOLIDATED BALANCE SHEETS

(Unaudited and in thousands, except share and per share data)

	January 1, 2011	December 26, 2009
ASSETS:
Current Assets:
Cash and cash equivalents	$20,872	$28,982
Restricted cash	2,460	3,745
Receivables, (net of allowances of $85 and $151)	8,613	9,313
Prepaid expenses	13,746	10,126
Other current assets	892	944

Total current assets	46,583	53,110
Equipment and leasehold improvements, net	5,867	6,194
Goodwill	2,643	2,643
Intangibles, net	428	476
Other long-term assets	10,671	8,180

Total assets	$66,192	$70,603

LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY:
Current Liabilities:
Accounts payable	$2,498	$3,634
Accrued compensation and related costs	3,033	5,762
Unearned revenue	24,212	20,436
Other current liabilities	4,983	5,067

Total current liabilities	34,726	34,899
Long-term unearned revenue	15,928	9,526
Other long-term liabilities	1,592	1,705

Total liabilities	52,246	46,130

Redeemable Series B Stock, $0.01 par value; 5,000,000 shares authorized and designated; 3,549,078 and 3,616,169 shares issued and outstanding at January 1, 2011 and December 26, 2009, respectively, with a liquidation preference of $19,367 and $19,733 at January 1, 2011 and December 26, 2009, respectively	18,100	18,442
Stockholders’ (Deficit) Equity:
Preferred stock, $0.01 par value; 35,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.01 par value; 50,000,000 shares authorized; 15,642,822 and 14,871,521 shares issued at January 1, 2011, and December 26, 2009, respectively; and 14,786,005 and 14,220,279 outstanding at January 1, 2011 and December 26, 2009, respectively	156	149
Additional paid-in capital	208,511	203,627
Accumulated deficit	(204,665)	(190,821)
Treasury stock, at cost, 856,817 and 651,242 shares at January 1, 2011 and December 26, 2009, respectively	(4,468)	(3,295)
Accumulated other comprehensive loss	(3,688)	(3,629)

Total stockholders’ (deficit) equity	(4,154)	6,031

Total liabilities and stockholders’ (deficit) equity	$66,192	$70,603

eLoyalty Corporation

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited and in thousands)

	For the Twelve Months Ended
	January 1, 2011	December 26, 2009
Cash Flows from Operating Activities:
Net loss	$(13,844)	$(10,620)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	4,218	4,465
Stock-based compensation	5,728	6,297
Loss on discontinued operations	136	46
(Reversal) provision for uncollectible amounts	(78)	82
Severance and related costs	94	270
Deferred income taxes	1	7
Changes in assets and liabilities:
Receivables	750	668
Prepaid expenses	(6,311)	(6,395)
Other assets	54	(60)
Accounts payable	(1,136)	(273)
Accrued compensation and related costs	(2,728)	737
Unearned revenue	10,200	13,145
Other liabilities	(95)	(626)

Net cash (used in) provided by operating activities	(3,011)	7,743

Cash Flows from Investing Activities:
Capital expenditures and other	(2,812)	(3,327)
Proceeds from sale/leaseback of assets	423	—
Sale of short-term investments	—	337

Net cash used in investing activities	(2,389)	(2,990)

Cash Flows from Financing Activities:
Principal payments under capital lease obligations	(1,688)	(1,384)
Payment of Series B Stock dividends	(1,297)	(649)
Acquisition of treasury stock	(1,173)	(838)
Decrease (increase) in restricted cash	1,285	(90)
Proceeds from stock compensation and employee stock purchase plans, net	202	141

Net cash used in financing activities	(2,671)	(2,820)

Effect of exchange rate changes on cash and cash equivalents	(39)	(15)

(Decrease) increase in cash and cash equivalents	(8,110)	1,918
Cash and cash equivalents, beginning of period	28,982	27,064

Cash and cash equivalents, end of period	$20,872	$28,982

Non-Cash Investing and Financing Transactions:
Capital lease obligations incurred	$1,398	$869
Capital equipment purchased on credit	1,398	869
Change in net unrealized security loss	—	(108)
Supplemental Disclosures of Cash Flow Information:
Interest paid	$(157)	$(356)

eLoyalty Corporation

CALCULATION OF ADJUSTED EARNINGS MEASURE

(Unaudited and in thousands)

	For the Three Months Ended		For the Twelve Months Ended
	Jan. 1, 2011	Dec. 26, 2009	Jan. 1, 2011	Dec. 26, 2009
GAAP — Operating loss	$(2,198)	$(2,687)	$(13,495)	$(10,583)
Add back (reduce) the effect of:
Stock-based compensation	1,294	1,616	5,728	6,297
Severance and related costs	244	313	1,180	1,341
Depreciation and amortization	1,084	1,092	4,218	4,465

Adjusted earnings measure — income (loss)	$424	$334	$(2,369)	$1,520